Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-17704 on Form N-1A of our reports dated February 11, 2025, relating to the financial statements and financial highlights of VIP Bond Index Portfolio, VIP Freedom Lifetime Income I Portfolio, VIP Freedom Lifetime Income II Portfolio, and VIP Freedom Lifetime Income III Portfolio, our reports dated February 13, 2025, relating to the financial statements and financial highlights of VIP Investment Grade Bond II Portfolio and VIP Investment Grade Bond Portfolio, and our reports dated February 14, 2025, relating to the financial statements and financial highlights of VIP Asset Manager 50% Portfolio (formerly known as VIP Asset Manager Portfolio, name change effective 4/30/2025), VIP Asset Manager 70% Portfolio (formerly known as VIP Asset Manager: Growth Portfolio, name change effective 04/30/2025), VIP Freedom 2010 Portfolio, VIP Freedom 2015 Portfolio, VIP Freedom 2020 Portfolio, VIP Freedom 2025 Portfolio, VIP Freedom 2030 Portfolio, VIP Freedom 2035 Portfolio, VIP Freedom 2040 Portfolio, VIP Freedom 2045 Portfolio, VIP Freedom 2050 Portfolio, VIP Freedom 2055 Portfolio, VIP Freedom 2060 Portfolio, VIP Freedom 2065 Portfolio, VIP Freedom 2070 Portfolio, and VIP Freedom Income Portfolio, appearing on Form N-CSR of Variable Insurance Products Fund V for the year ended December 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 14, 2025